Exhibit 10.1

AMENDMENT NO. 1

          AMENDMENT NO. 1 (this “Amendment”), dated as of February 16, 2005, to that certain Credit Agreement, dated as of January 23, 2004, and amended and restated as of November 29, 2004, (the “Credit Agreement”; capitalized terms used herein and not defined herein shall have the meaning set forth in the Credit Agreement), among Communications & Power Industries, Inc., a Delaware corporation, as borrower (“Borrower”), UBS AG, Stamford Branch, as administrative agent (the “Administrative Agent”), the lenders from time to time party thereto (the “Lenders”), and the other parties thereto.

W I T N E S S E T H :

          WHEREAS, Section 11.02 of the Credit Agreement permits the Credit Agreement to be amended from time to time;

          WHEREAS, the Loan Parties request the Lenders to permit (a) Parent to issue debt securities and (b) Borrower to pay dividends to Parent to allow Parent to make interest payments in respect of such debt securities;

          NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

          SECTION ONE Amendments.

          (a) The definition of “Applicable Margin” shall be amended by adding the word “Borrower’s” immediately before each instance of the words “Leverage Ratio”.

          (b) The definitions of “Consolidated Current Assets” and “Consolidated Current Liabilities” shall, in each case, be amended by (i) deleting the words “with respect to any person” immediately after the first comma in such definition and (ii) replacing all references to “such person” with the word “Borrower”.

          (c) The definition of “Consolidated EBITDA” shall be amended by (i) adding the words “for any person,” immediately after the first comma in such definition, (ii) adding the words “of such person” immediately after the first use of the words “Consolidated Net Income” in such definition, (iii) replacing all references to “Borrower” with the words “such person”, (iv) adding the words “, in each of clauses (i) through (iv), of such person and its Consolidated Subsidiaries” at the end of clause (y)(iv) of such definition, (v) adding the words “, in each of clauses (i) through (ix), of such person and its Consolidated Subsidiaries” immediately preceding the first semicolon in subclause (x)(ix) of such definition and (vi)

adding the words “ or, solely with respect to determining the Consolidated EBITDA of Parent, the incurrence of the Permitted Parent Notes by Parent” after the words “Section 6.04)”.

          (d) The definition of “Consolidated Fixed Charge Coverage Ratio” shall be amended by (i) adding the words “for any person,” immediately after the first comma in such definition, (ii) adding the words “of such person” immediately after the words “Consolidated EBITDA” and “Consolidated Interest Expense”, (iii) adding the words “by such person and its Subsidiaries” after the words “in cash” in clause (ii) thereof, (iv) adding the words “of such person and its Subsidiaries” after the words “income taxes” in clause (iii) thereof, (v) replacing all references to “Borrower” with “such person” and (vi) adding the words “ or, solely with respect to determining the Consolidated Fixed Charge Coverage Ratio of Parent, the incurrence of the Permitted Parent Notes by Parent and the payment of cash interest thereon” after the words “Section 6.04)”.

          (e) The definitions of “Consolidated Indebtedness” and “Consolidated Interest Expense” shall, in each case, be amended by (i) adding the words “for any person,” immediately after the first comma in such definition and (ii) replacing all references to “Borrower” with the words “such person”.

          (f) The definition of “Consolidated Interest Coverage Ratio” shall be amended by (i) adding the words “for any person,” immediately after the first comma in such definition, (ii) adding the words “of such person” immediately after the words “Consolidated EBITDA” and “Consolidated Interest Expense”, (iii) replacing all references to “Borrower” with the words “such person” and (iii) adding the words “ or, solely with respect to determining the Consolidated Interest Coverage Ratio of Parent, the incurrence of the Permitted Parent Notes by Parent and the payment of cash interest thereon” after the words “Section 6.04)”.

          (g) The definition of “Consolidated Net Income” shall be amended by (i) adding the words “for any person,” immediately after the first comma in such definition, (ii) replacing the words “other than a Subsidiary” with the words “other than a Subsidiary of such person” and (iii) replacing all references to “Borrower” with the words “such person”.

          (h) The definition of “ECF Percentage” shall be amended by (i) adding the word “Borrower’s” immediately before the words “Leverage Ratio” in the table therein and (ii) adding the words “of the Borrower” immediately after the words “Leverage Ratio” in the text thereof.

          (i) The definition of “Excess Cash Flow” shall be amended by (i) adding the word “Borrower’s” at the beginning of clause (a) thereof, (ii) adding the word “Borrower’s” immediately before the words “Consolidated Net Income” in clause (d) thereof, (iii) adding the words “by Borrower or any of its Consolidated Subsidiaries” immediately after the word “funded” in clause (g) thereof, (iv) adding the word “Borrower’s” immediately before the words “Consolidated EBITDA” in clause (i) thereof, (v) adding the word “minus” immediately after clause (j)

thereof and (vi) adding a new clause (k) as follows: “(k) dividends made by Borrower to fund cash interest on the Permitted Parent Notes pursuant to Section 6.05(g) during such fiscal year;”.

          (j) The following new definition shall be added:

          “First Amendment” shall mean the first amendment to this Agreement dated as of February [ ], 2005 among Borrower, Parent, the Administrative Agent and the Required Lenders.

          (k) The definition of “Leverage Ratio” shall be amended by (i) adding the words “for any person,” immediately after the first comma in the definition and (ii) adding the words “of such person” immediately after the words “Consolidated Indebtedness” and “Consolidated EBITDA”.

          (l) The definition of “Permitted Acquisition” shall be amended by adding the words “and Parent” after the word “Borrower” in clause (ii) thereof.

          (m) The definition of “Permitted Parent Notes” shall be amended and restated as follows:

    “Permitted Parent Notes” shall mean debt securities issued by Parent from time to time on or after the effective date of the First Amendment; provided that (i) the proceeds of such issuance may be used to pay a dividend and to pay reasonable fees and expenses in connection with such issuance; (ii) the final scheduled maturity of the principal of such debt shall not be prior to the 91st day after the Term Loan Maturity Date; (iii) such debt securities shall not be secured by any collateral and shall not be guaranteed by Borrower or any of its Subsidiaries; (iv) at the time of issuance of such debt securities, Borrower’s corporate credit rating shall be no less than B+ by Standard & Poor’s Rating Service and Borrower’s senior implied rating shall be no less than B2 by Moody’s Investors Service, Inc.; and (v) the covenants and events of default applicable to such debt securities shall not be more restrictive in any material respect to Parent and its subsidiaries than the Senior Subordinated Note Documents are to Borrower and the Subsidiaries.

          (n) Section 2.10(e) shall be amended by adding the word “Borrower’s” shall be added immediately before the words “Leverage Ratio”.

          (o) Section 2.20(b)(ii) shall be amended by adding the words “and Parent” after the word “Borrower”.

          (p) The introductory paragraph to Article VI shall be amended by replacing the parenthetical “(only with respect to Section 6.12(a))” with the parenthetical “(only with respect to Sections 6.12(a) and 6.07(a), (b) and (c))” in each of the two instances in which it appears therein.

          (q) Section 6.05 shall be amended by (i) deleting the word “and” at the end of clause (e), (ii) replacing the words “Section 6.06(h).” with the words “Section 6.06(h) and (i); and” in clause (f) and (iii) adding a new clause (g) as follows:

    “(g) Borrower may pay cash Dividends to Parent in an amount not in excess of the amount required by Parent to enable it to make cash interest payments in respect of the Permitted Parent Notes, which Dividends may be made not earlier than the Business Day preceding the date on which such cash interest payments are due; provided that on a Pro Forma Basis after giving effect to such dividend and the payment of such interest (including any borrowing to fund such dividend), Borrower and Parent shall be in compliance with all covenants set forth in Section 6.07 and no Default shall exist.”

          (r) Section 6.06 shall be amended by (i) deleting the word “and” at the end of clause (g), (ii) replacing the period at the end of clause (h) with the word “; and”, and (iii) adding a new clause (i) as follows:

    “(i) so long as no Default exists or would result therefrom, Parent or any of its Subsidiaries may make payments (and any Subsidiary of Parent may make Dividends to enable Parent to make payments) to Sponsor and its Controlled Investment Affiliates for management, consulting, monitoring or advisory fees and expenses not in excess of $1.0 million per annum.”

          (s) Sections 6.07(a), (b) and (c) shall be amended and restated in their entirety as follows:

    (a) Maximum Leverage Ratio. Permit the Borrower’s Leverage Ratio or the Parent’s Leverage Ratio, as of the last day of any Test Period, to exceed the ratio set forth in the applicable column opposite the date in the table below which is closest to the last day of such Test Period:

Date	Borrower’s Leverage Ratio	Parent’s Leverage Ratio
December 31, 2004	4.65 to 1.0	5.75 to 1.0
April 1, 2005	4.65 to 1.0	5.75 to 1.0
July 1, 2005	4.65 to 1.0	5.75 to 1.0
September 30, 2005	4.65 to 1.0	5.75 to 1.0

Date	Borrower’s Leverage Ratio	Parent’s Leverage Ratio
December 30, 2005	4.15 to 1.0	5.50 to 1.0
March 31, 2006	4.15 to 1.0	5.50 to 1.0
June 30, 2006	4.15 to 1.0	5.50 to 1.0
September 29, 2006	4.15 to 1.0	5.50 to 1.0
December 29, 2006	3.50 to 1.0	5.00 to 1.0
March 30, 2007	3.50 to 1.0	5.00 to 1.0
June 29, 2007	3.50 to 1.0	5.00 to 1.0
September 28, 2007	3.50 to 1.0	5.00 to 1.0
January 4, 2008	3.25 to 1.0	4.75 to 1.0
April 4, 2008	3.25 to 1.0	4.75 to 1.0
July 4, 2008	3.25 to 1.0	4.75 to 1.0
October 3, 2008	3.25 to 1.0	4.75 to 1.0
January 2, 2009	3.00 to 1.0	4.40 to 1.0
April 3, 2009	3.00 to 1.0	4.40 to 1.0
July 3, 2009	3.00 to 1.0	4.40 to 1.0
October 2, 2009	3.00 to 1.0	4.40 to 1.0
January 1, 2010	3.00 to 1.0	4.40 to 1.0
April 2, 2010	3.00 to 1.0	4.40 to 1.0
July 2, 2010	3.00 to 1.0	4.40 to 1.0

    (b) Minimum Interest Coverage Ratio. Permit the Borrower’s Consolidated Interest Coverage Ratio or the Parent’s Consolidated Interest Coverage Ratio, for any Test Period, to be less than the ratio set forth in the applicable column opposite the date in the table below which is closest to the last day of such Test Period:

	Borrower’s Interest Coverage	Parent’s Interest
Date	Ratio	Coverage Ratio
December 31, 2004	2.50 to 1.0	2.00 to 1.0
April 1, 2005	2.50 to 1.0	2.00 to 1.0

	Borrower’s Interest Coverage	Parent’s Interest
Date	Ratio	Coverage Ratio
July 1, 2005	2.50 to 1.0	2.00 to 1.0
September 30, 2005	2.50 to 1.0	2.00 to 1.0
December 30, 2005	2.75 to 1.0	2.00 to 1.0
March 31, 2006	2.75 to 1.0	2.00 to 1.0
June 30, 2006	2.75 to 1.0	2.00 to 1.0
September 29, 2006	2.75 to 1.0	2.00 to 1.0
December 29, 2006	3.00 to 1.0	2.10 to 1.0
March 30, 2007	3.00 to 1.0	2.10 to 1.0
June 29, 2007	3.00 to 1.0	2.10 to 1.0
September 28, 2007	3.00 to 1.0	2.10 to 1.0
January 4, 2008	3.00 to 1.0	2.25 to 1.0
April 4, 2008	3.00 to 1.0	2.25 to 1.0
July 4, 2008	3.00 to 1.0	2.25 to 1.0
October 3, 2008	3.00 to 1.0	2.25 to 1.0
January 2, 2009	3.00 to 1.0	2.25 to 1.0
April 3, 2009	3.00 to 1.0	2.25 to 1.0
July 3, 2009	3.00 to 1.0	2.25 to 1.0
October 2, 2009	3.00 to 1.0	2.25 to 1.0
January 1, 2010	3.00 to 1.0	2.25 to 1.0
April 2, 2010	3.00 to 1.0	2.25 to 1.0
July 2, 2010	3.00 to 1.0	2.25 to 1.0

    (c) Minimum Fixed Charge Coverage Ratio. Permit the Borrower’s Consolidated Fixed Charge Coverage Ratio, for any Test Period to be less than 1.20 to 1.0 and the Parent’s Consolidated Fixed Charge Coverage Ratio for any Test Period to be less than the ratio set forth in the applicable column opposite the date in the table below which is closest to the last day of such Test Period:

Parent’s Fixed Charge
Date	Coverage Ratio
December 31, 2004	1.00 to 1.0
April 1, 2005	1.00 to 1.0
July 1, 2005	1.00 to 1.0
September 30, 2005	1.00 to 1.0
December 30, 2005	1.05 to 1.0
March 31, 2006	1.05 to 1.0
June 30, 2006	1.05 to 1.0
September 29, 2006	1.05 to 1.0
December 29, 2006	1.10 to 1.0
March 30, 2007	1.10 to 1.0
June 29, 2007	1.10 to 1.0
September 28, 2007	1.10 to 1.0
January 4, 2008	1.10 to 1.0
April 4, 2008	1.10 to 1.0
July 4, 2008	1.10 to 1.0
October 3, 2008	1.10 to 1.0
January 2, 2009	1.10 to 1.0
April 3, 2009	1.10 to 1.0
July 3, 2009	1.10 to 1.0
October 2, 2009	1.10 to 1.0
January 1, 2010	1.10 to 1.0
April 2, 2010	1.10 to 1.0
July 2, 2010	1.10 to 1.0

          (t) Section 6.12(a) shall be amended by replacing clause (v) in its entirety with the following: “(v) (a) the issuance of Permitted Parent Notes; provided that on a Pro Forma Basis after giving effect to such issuance , Borrower and Parent shall be in compliance with all covenants set forth in Section 6.07 and no Default shall exist and (b) the issuance of Permitted Parent Notes solely as payment of interest on Permitted Parent Notes issued in compliance with the preceding clause (v)(a) in aggregate principal amount equal to the interest due, and”.

          SECTION TWO Conditions to Effectiveness. This Amendment shall become effective as of the date (the “Effective Date”) which is the later of (i) the date on which the Administrative Agent shall have received counterparts of this Amendment executed by the Borrower, Parent, the Administrative Agent and the Required Lenders and (ii) the date of consummation of the first issuance of Permitted Parent Notes; provided that conditions set forth in Sections 4.01(b), (c) and (d) of the Credit Agreement are satisfied.

          SECTION THREE Reference to and Effect on the Credit Agreement. On and after the Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring the Credit Agreement, and each reference in each of the Loan Documents to “the Credit Agreement,” “thereunder,” “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment. The Credit Agreement and each of the other Loan Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or any Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

          SECTION FOUR Costs and Expenses. Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, if any (including, without limitation, the reasonable fees and expenses of Cahill Gordon & Reindel llp, counsel to the Administrative Agent).

          SECTION FIVE Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

          SECTION SIX Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[Signature Pages Follow]

COMMUNICATIONS & POWER INDUSTRIES, INC., as Borrower
By:

Name:
Title:

CPI HOLDCO, INC., as Parent
By:

Name:
Title:

[INSERT NAME OF LENDER], as Lender
By:

Name:
Title: